Exhibit 4.1

Execution Version

CONTINGENT VALUE RIGHTS AGREEMENT

by and between

CARTESIAN THERAPEUTICS, INC.

and

EQUINITI TRUST COMPANY, LLC, as Trustee

Dated as of December 6, 2023

Reconciliation and tie between Trust Indenture Act of 1939 and Contingent Value Rights Agreement, dated as of December 6, 2023.

Trust Indenture Act Section		Agreement Section
Section 310	(a)(1)	4.9
	(a)(2)	4.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	4.9
	(b)	4.8, 4.10
	(c)	Not Applicable

Section 311	(a)	4.13
	(b)	4.13
	(c)	Not Applicable

Section 312	(a)	5.1, 5.2(a)
	(b)	5.2(b)
	(c)	5.2(c)

Section 313	(a)	5.3(a)
	(b)	5.3(a)
	(c)	5.3(a), 8.11
	(d)	5.3(b)

Section 314	(a)	5.4, 7.12
	(b)	Not Applicable
	(c)(1)	1.2(a)
	(c)(2)	1.2(a)
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.2(b)
	(f)	Not Applicable

Section 315	(a)	4.1(a), 4.1(b)
	(b)	8.11
	(c)	4.1(a)
	(d)	4.1(c)
	(d)(1)	4.1(a), 4.1(b)
	(d)(2)	4.1(c)(ii)
	(d)(3)	4.1(c)(iii)
	(e)	8.12

Section 316	(a)(last sentence)	Not Applicable
	(a)(1)(A)	8.9
	(a)(1)(B)	8.10
	(a)(2)	Not Applicable
	(b)	8.7
	(c)	Not Applicable

Section 317	(a)(1)	8.2
	(a)(2)	8.2
	(b)	7.3

Section 318	(a)	1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this CVR Agreement.

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of December 6, 2023, by and between Cartesian Therapeutics, Inc., a Delaware corporation formerly known as Selecta Biosciences, Inc. (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company, as trustee, in favor of each person who from time to time holds one or more Contingent Value Rights (the “Securities” or “CVRs”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

RECITALS:

WHEREAS, this CVR Agreement is entered into pursuant to the Agreement and Plan of Merger, dated as of November 13, 2023 (as amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among (i) the Company, (ii) Sakura Merger Sub I, Inc., a Delaware corporation and wholly owned Subsidiary of the Company (“First Merger Sub”), (iii) Cartesian Bio, LLC, a Delaware limited liability company formerly known as Sakura Merger Sub II, LLC and wholly owned Subsidiary of the Company (“Second Merger Sub”), and (iv) the entity formerly known as Cartesian Therapeutics, Inc., a Delaware corporation (“Former Cartesian”);

WHEREAS, pursuant to the Merger Agreement, First Merger Sub merged with and into Former Cartesian (the “First Merger”), with Former Cartesian surviving the First Merger as a wholly owned Subsidiary of the Company and, immediately following the First Merger and as part of the same overall transaction, Former Cartesian merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub surviving the Second Merger as a wholly owned Subsidiary of the Company and changing its name to Cartesian Bio, LLC;

WHEREAS, following the Merger, the Company changed its corporate name to Cartesian Therapeutics, Inc.;

WHEREAS, pursuant to the Merger Agreement, and in accordance with the terms and conditions thereof, the Company has agreed to provide to the Holders (as defined herein) contingent value rights as hereinafter described; and

WHEREAS, the parties have done all things reasonably necessary to make the contingent value rights, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of the Company and to make this Agreement a valid and binding agreement of the Company, in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions contemplated above, it is covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this CVR Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein have the meanings assigned to them in this Article, provided that capitalized terms used in this CVR Agreement without definition shall have the respective meanings ascribed to them in the Merger Agreement;

(b) all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the respective meanings assigned to them therein;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this CVR Agreement as a whole and not to any particular Article, Section or other subdivision; and

(d) whenever the words “include”, “includes” or “including” are used in this

CVR Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Astellas Agreement” means that certain License and Development Agreement, dated January 8, 2023, by and between the Company and Audentes Therapeutics, Inc.

“Board of Directors” means the board of directors of the Company or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the chairman of the Board of Directors, the chief executive officer, the secretary or any assistant secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by Law or executive order to close and, if the CVRs are listed on a national securities exchange, electronic trading network or other suitable trading platform, such exchange, electronic network or other trading platform is open for trading.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act (as defined herein), or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person (as defined herein) named as the “Company” in the first paragraph of this CVR Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317, inclusive, to the extent that they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company Entities” means the Company and each of its controlled Affiliates.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the chairman of the Board of Directors, the chief executive officer, any President or Vice President, the secretary or any assistant secretary or any other individual duly authorized to act on behalf of the Company for such purpose or for any general purpose, and delivered to the Trustee.

“Company Warrant” means each warrant to purchase shares of common stock of the Company, in each case to the extent such warrant remained outstanding and unexercised as of immediately prior to the Merger; but excluding the warrants to purchase shares of common stock of the Company issued by the Company as of April 11, 2022, as amended or modified from time to time.

“Confidential Information” shall have the meaning set forth in Section 7.10 of this CVR Agreement.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this CVR Agreement is located at 48 Wall Street, 22nd Floor, New York, New York 10005.

“CVRs” shall have the meaning set forth in the Preamble of this CVR Agreement.

“CVR Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

“Default Interest Rate” means a rate equal to the sum of three percent (3%), plus the prime rate of interest quoted in the Money Rates section of The Wall Street Journal (New York Edition), or similar reputable data source, calculated daily on the basis of a three hundred sixty-five (365) day year or, if lower, the highest rate permitted under applicable Law.

“Depositary” shall have the meaning set forth in Section 3.2 of this CVR Agreement.

“Direct Registration Securities” means Securities, the ownership of which is recorded on the Direct Registration System. The terms “deliver,” “execute,” “issue,” “register,” “surrender,” “transfer” or “cancel,” when used with respect to Direct Registration Securities, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

“Direct Registration System” means the system for the uncertificated registration of ownership of securities established by the Security Registrar and utilized by the Security Registrar pursuant to which the Security Registrar may record the ownership of CVRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Security Registrar to the Holders entitled thereto.

“Disposition” means the sale, license, transfer or other disposition (including any disposition providing for milestone payments, royalty payments or similar payments received pursuant to licensing arrangements or strategic partnerships) of any Other Transferable Asset.

“Disposition Agreement” means a definitive written agreement between any Company Entity and any Person who is not a Company Entity regarding a Disposition.

“Distribution” means, for any given Distribution Period:

(a) an amount equal to (without duplication of any of the deductions below and any Distribution Deductions):

(i) all Gross Proceeds received after the Closing Date by the applicable Company Entity;

minus (ii) Distribution Deductions (for clarity, to the extent this clause (ii) exceeds clause (i) for any Distribution Period, any excess amount in this clause (ii) shall be applied against clause (i) in subsequent Distribution Periods) until such excess Distribution Deductions have been exhausted;

minus (iii) only in the case of a Trigger Distribution, the sum of (A) amounts paid by the Company Entities after the Closing Date on account of Lease Liabilities (without duplication) and (B) the aggregate remaining Lease Liabilities outstanding as of the applicable date of measurement (without duplication);

minus (iv) only in the case of a Trigger Distribution, the sum of (A) amounts paid by the Company Entities after the Closing Date on account of Xork Liabilities (without duplication), and (B) the aggregate remaining Xork Liabilities outstanding as of the applicable date of measurement (without duplication);

plus (v) the amount of any excess of (A) the aggregate amounts deducted under clause (iii) above over (B) the aggregate amount actually paid (or relieved) or finally determined to be payable by the Company Entities on account of Lease Liabilities after the Closing Date until such time as the applicable real property lease is terminated, assigned or subleased; which excess under this clause (iv) shall be distributed with respect to the Distribution Period when such expiration, termination, assignment or sublease occurs; and

plus (vi) the amount of any excess of (A) the aggregate amounts deducted under clause (iv) above over (B) the aggregate amount actually paid (or relieved) or finally determined to be payable by the Company Entities on account of Xork Liabilities after the Closing Date until such time as the development activities with respect to Xork are terminated, transferred or assigned by the applicable Company Entities or otherwise completed in accordance with the development plan set forth in the Astellas Agreement; which excess under this clause (vi) shall be distributed with respect to the Distribution Period when such termination, transfer, assignment or completion occurs;

divided by (b) the aggregate number of (i) CVRs then Outstanding plus (i) CVRs issuable (but not yet issued and Outstanding) upon exercise of the Company Warrants.

For the avoidance of doubt, (x) to the extent that a Distribution calculation yields a negative number, then the Distribution for such Distribution Period shall be zero, and the negative balance shall carry forward as an offset to subsequent Distribution Periods and (y)

the only Distributions with respect to which any deductions on account of either Lease Liabilities or Xork Liabilities shall be made will be the Trigger Distributions, and then only to the extent that any previously made Trigger Distributions shall not have been sufficient to deduct all applicable Lease Liabilities and Xork Liabilities. All amounts described above shall be calculated in accordance with GAAP and in a manner consistent with the Company’s accounting practices and its most recent annual audited financial statements filed with the SEC, except as otherwise set forth herein.

“Distribution Calculation Date” means the 1st day of January and July of each year.

“Distribution Deductions” means the sum of (without duplication):

(a) any Tax (including any applicable value added or sales taxes) imposed on the Company Entities on account of their receipt of Gross Proceeds and, without duplication, any income or other similar Taxes payable by the Company Entities to the extent that such amount of Tax liability would not have been incurred by the Company Entities but-for the receipt of such Gross Proceeds; provided that such Taxes shall be computed by taking into account any available net operating loss carryforwards or other Tax attributes (including, for avoidance of doubt and without duplication, any income tax deduction available to the Company in respect of any Distribution made to Holders pursuant to this Agreement) available to the Company Entities after taking into account any limitations on the usability of such attributes, including under Section 382 of the Code, as determined by the Company’s tax advisors;

(b) any out-of-pocket expenses actually incurred by the Company Entities in connection with any fees or costs owing to any auditors or accountants, to the extent incurred in connection with any reporting obligations existing under this CVR Agreement or the Exchange Act in connection with the Securities or in connection with the management or disposition of SEL-212 or any Other Transferable Asset;

(c) any reasonable out-of-pocket expenses actually incurred by the Company Entities in respect of their performance of the License Agreement or a New Applicable Agreement, as the case may be, including in connection with the prosecution, maintenance or enforcement by the Company Entities of intellectual property rights, to the extent such activities are required pursuant to the terms of the License Agreement or a New Applicable Agreement (but excluding any costs related to a breach by the Company Entities after the Closing of the License Agreement or New Applicable Agreement, as applicable, including expenses incurred in litigation in respect of the same);

(d) any reasonable out-of-pocket expenses actually incurred by the Company Entities in connection with the marketing of, negotiation of, entry into or closing of any Disposition, including any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee, service fee or other fee, commission or expense owed to any broker, finder, investment bank, auditor, accountant, counsel, advisor or other third party in relation thereto;

(e) any reasonable out-of-pocket expenses actually incurred by the Company Entities under any Disposition Agreement and performance of their required obligations thereunder or reasonably necessary enforcement of their rights thereunder, including any payments actually made by the Company Entities under any third-party claims, demands, indemnification obligations, actions, or other proceedings relating to or in connection with any Disposition (but excluding any costs related to a breach by the Company Entities of any Disposition Agreement, including expenses incurred in litigation in respect of the same); and

(f) a fixed amount of $750,000, to account for general and administrative overhead incurred by the Company Entities in respect of the Company’s performance during each Distribution Period of its obligations hereunder and related thereto or to the extent related to an Other Transferable Asset, including for any costs or expenses arising under the License Agreement, any Disposition Agreement, any performance of the Company’s obligations thereunder or enforcement of the Company’s rights thereunder, or as incurred or accrued by the Company Entities in connection with the marketing of, negotiation of, entry into or closing of any Disposition.

“Distribution Payment Date” means the 15th day of March and September of each year, commencing on September 15, 2024 (subject to minimum Distributions as provided in Section 3.1(c)).

“Distribution Period” means the period from, and including, a Distribution Calculation Date to, but excluding, the next Distribution Calculation Date, except that the initial Distribution Period shall commence on, and include, the date hereof.

“Event of Default” shall have the meaning set forth in Section 8.1 of this CVR Agreement. “

Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Merger” shall have the meaning set forth in the Recitals of this CVR Agreement. “

First Merger Sub” shall have the meaning set forth in the Recitals of this CVR Agreement. “

Former Cartesian” shall have the meaning set forth in the Recitals of this CVR Agreement. “

GAAP” means the United States generally accepted accounting principles.

“Genovis Agreement” means that certain Exclusive License Agreement by and between the Company and Genovis AB (publ.), dated October 21, 2021.

“Global Securities” means global securities in registered form, substantially in the form set forth in Annex A.

“Governmental Entity” means any domestic (federal or state), or foreign court, commission, governmental body, regulatory or administrative agency or other political subdivision thereof.

“Gross Proceeds” means, without duplication, the sum of (a) 100% of all milestone payments, royalties and other amounts paid to any Company Entity prior to the Termination Date under the License Agreement (including under Sections 6.2, 6.3 and 6.4 thereof) or a New Applicable Agreement, as the case may be, and (b) 100% of all cash consideration and the actual liquidation value of any and all non-cash consideration of any kind that is paid to or is actually received by any Company Entity prior to the Termination Date pursuant to a Disposition Agreement. The value of any securities (whether debt or equity) or other non-cash property received as consideration under a Disposition Agreement shall be determined based on the actual realized value on the subsequent sale of such securities or property (net of selling expenses and Taxes, if any). Such securities and other non-cash consideration shall not be deemed to constitute “Gross Proceeds” until the subsequent sale of such securities or other property, at which point the proceeds of such sale shall be deemed to constitute “Gross Proceeds” for all purposes hereunder; provided that any such securities or other property that remain unsold as of thirty (30) days prior to the Termination Date shall be valued in good faith by the Board of Directors as of not later than the Termination Date, and the value (if any) as so determined by the Board of Directors shall be deemed to constitute “Gross Proceeds” for all purposes hereunder, to be included in any Distributions subject to the terms of this CVR Agreement.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Law” means any foreign, federal, state, local or municipal laws, rules, judgments orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees or requirements of any Governmental Entity.

“Lease Liabilities” means liabilities of any Company Entity to the extent arising under real property leases of the Company Entities in effect as of immediately prior to the Closing Date, as well as any other real property lease entered into or assumed in connection with an assignment, sublease or termination of such original real property lease, in each case, as amended or modified from time to time.

“License Agreement” means that certain License and Development Agreement, dated as of June 11, 2020, by and between the Company and Sobi, as amended or modified from time to time.

“Majority Holders” means, at the time of determination, Holders of at least a majority of the CVRs then Outstanding.

“Merger” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Merger Agreement” shall have the meaning set forth in the Recitals of this CVR Agreement.

“New Applicable Agreement” shall have the meaning set forth in Section 7.8 of this CVR Agreement.

“Officer’s Certificate” when used with respect to the Company means a certificate signed by the chairman of the Board of Directors, the chief executive officer, any President or Vice President, the secretary or any assistant secretary or any other individual authorized to act on behalf of the Company delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Other Transferable Asset” means any of the assets, technology and intellectual property of the Company Entities existing as of immediately prior to the Merger (but as the same may be modified, used, disposed of or otherwise exploited thereafter), but excluding the assets, technology and intellectual property that, in each case, (a) are exclusively licensed to Sobi under the License Agreement or (b) the Company Entities are required to continue to own in order to comply with the terms of the License Agreement.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated, as applicable, and delivered under this CVR Agreement, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and (ii) Securities in exchange for or in lieu of which other Securities have been authenticated, as applicable, and delivered pursuant to this CVR Agreement, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Party” means the Trustee, the Company and/or Holder(s), as applicable.

“Paying Agent” means any Person authorized by the Company to pay the amount determined pursuant to Section 3.1, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint—stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“President” when used with respect to the Company or the Trustee, means any president, whether or not designated by a number or a word or words added before or after the title of “president.”

“Record Date” means, with respect to any Distribution Payment Date, the close of business on the first day of the month of the applicable Distribution Payment Date.

“Representatives” shall have the meaning set forth in Section 7.10 of this CVR Agreement.

“Requisite Holders” means, at the time of determination, Holders of at least 20% of the CVRs then Outstanding.

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Second Merger” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Second Merger Sub” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Securities” shall have the meaning set forth in the Preamble of this CVR Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” shall have the meaning set forth in Section 3.5(a) of this CVR Agreement.

“Security Registrar” shall have the meaning set forth in Section 3.5(a) of this CVR Agreement.

“SEL-212” has the meaning ascribed to it in the License Agreement.

“Sobi” means Swedish Orphan Biovitrum AB (Publ), a Swedish public company, and any of its successors or applicable assigns.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Securities is at the time owned or controlled, directly or indirectly, by: (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Tax” means all taxes, levies, imposts, duties and other like charges or assessments, in each case, in the nature of a tax, including any income, alternative minimum or add on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangible property, ad valorem, value added, franchise, license, capital, paid up capital, profits, windfall profits, withholding, employee withholding, payroll, worker’s compensation, unemployment insurance, social security, employment, excise, severance, stamp, transfer occupation, premium, recording, real property, personal property, escheat or unclaimed property tax, or other tax, together with any interest, penalties, related liabilities, fines or additions to tax that may become payable in respect thereof imposed by any country, any state, county, provincial or local government or subdivision or agency thereof, and any fine, penalty, fee or late fee with respect to the filing of, or the failure to file or timely file, any tax return.

“Tax Return” means any return, report, declaration, claim or other statement (including attached schedules) relating to Taxes.

“Temporary Security” shall have the meaning set forth in Section 3.5(a) of this CVR Agreement.

“Termination Date” shall have the meaning set forth in Section 1.16 of this CVR Agreement.

“Trigger Distribution” means a Distribution that includes, or the portion of a Distribution that includes, only (i) Gross Proceeds from the milestone receipts under items 3 and 4 (whichever is earlier) in Section 6.2.1 of the License Agreement and (ii) Gross Proceeds in cash from the upfront portion, if any, of the consideration payable under any Disposition Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this CVR Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Trustee” shall mean such successor Trustee.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”

“Voting Securities” means securities or other interests having voting power, or the right, to elect or appoint a majority of the directors, or any Persons performing similar functions, irrespective of whether or not stock or other interests of any other class or classes shall have or might have voting power or any right by reason of the happening of any contingency.

“Xork Liabilities” means the amount of liabilities of any Company Entity to the extent arising in connection with the development of a bacterial immunoglobulin G-specific protease derived from a Streptoccocal species that does not infect humans, also known as “Xork”

(including any payments due by any Company Entity under the Genovis Agreement), in connection with such development, net of the cash payments received by the Company Entities to the extent arising in connection with such development (including any cash payments received by a Company Entity under the Astellas Agreement).

Section 1.2 Compliance and Opinions.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this CVR Agreement, the Company shall furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this CVR Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this CVR Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this CVR Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

(c) Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this CVR Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this CVR Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this CVR Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement. If not previously set by the Company, (i) the record date for determining the Holders entitled to vote at a meeting of the Holders shall be the date preceding the date notice of such meeting is mailed to the Holders, or if notice is not given, on the day next preceding the day such meeting is held, and (ii) the record date for determining the Holders entitled to consent to any action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

(d) At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.4, of the taking of any action by the Holders of the Securities specified in this CVR Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Security. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.5 Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this CVR Agreement to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office; or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at:

Cartesian Therapeutics, Inc. (formerly known as Selecta Biosciences, Inc.)

65 Grove Street Suite 1

Watertown, MA 02472

Attention: Matthew Bartholomae

Email: mbartholomae@selectabio.com

with copies to (which shall not constitute notice):

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Jack S. Bodner; Brian K. Rosenzweig

Email Address: jbodner@cov.com; brosenzweig@cov.com

or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders; Waiver.

(a) Where this CVR Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this CVR Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this CVR Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this CVR Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9 Benefits of Agreement. Nothing in this CVR Agreement or in the Securities, express or implied, shall give to any Person (other than the Parties and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this CVR Agreement or under any covenant or provision herein contained, all such covenants and provisions being for sole benefit of the Parties and their successors, any Paying Agent and of the Holders.

Section 1.10 Governing Law. This CVR Agreement and all suits, actions, proceedings, claims and causes of action (whether in contract or tort) based upon, arising out of or relating to this CVR Agreement, the negotiation, execution or performance of this CVR Agreement or the Securities, shall be governed by and construed in accordance with the laws of the State of New York including Sections 5-1401 and 5-1402 of the New York General Obligations Law, without regard to the conflict-of-laws principles thereof that might otherwise lead to the application of the laws of any other jurisdiction. Each of the Company, the Trustee and each of the Holders by their acceptance of the Securities, hereby irrevocably submits to the exclusive jurisdiction of any New York State Court sitting in the borough of Manhattan in the City of New York or any federal court sitting in the borough of Manhattan in the City of New York in respect of any suit, action, proceeding, claim or cause of action (whether in contract or tort) based upon, arising out of or relating to this CVR Agreement, the negotiation, execution or performance of this CVR Agreement or the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Company and the Trustee agrees that process may be served upon them in any manner authorized by the laws of the state of New York for such persons and irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to such service of process, the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 1.11 Legal Holidays. In the event that the Distribution Payment Date shall not be a Business Day, then (notwithstanding any provision of this CVR Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on the Distribution Payment Date.

Section 1.12 Separability Clause. In case any provision in this CVR Agreement or in the CVRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.13 No Recourse Against Others. A director, officer, employee, agent or representative of the Company or any Affiliate of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this CVR Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security each Holder waives and releases all such liability and all such claims. The waiver and release are part of the consideration for the issue of the Securities.

Section 1.14 Counterparts. This CVR Agreement shall be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this CVR Agreement.

Section 1.15 Acceptance of Trust. Equiniti Trust Company, LLC, the Trustee named herein, hereby accepts the trusts in this CVR Agreement declared and provided, upon the terms and conditions set forth herein.

Section 1.16 Termination. This CVR Agreement will, automatically and without any further action of any Party, terminate and be of no force or effect, and the Parties shall have no liability or obligations hereunder, upon the date on which the Royalty Term (as defined in the License Agreement) shall end (the “Termination Date”).

ARTICLE II

SECURITY FORMS

Section 2.1 Forms Generally.

(a) The Global Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in Annex A, attached hereto and incorporated herein by this reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this CVR Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by Law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Global Securities, as evidenced by their execution of the Global Securities. Any portion of the text of any Global Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Global Security. The Global Securities shall be typewritten, printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by applicable Law, all as determined by the officers executing such Global Securities, as evidenced by their execution of such Global Securities.

(b) The Direct Registration Securities shall be uncertificated and shall be evidenced by the Direct Registration System maintained by the Security Registrar.

ARTICLE III

THE SECURITIES

Section 3.1 Title and Terms.

(a) The aggregate number of CVRs which may be authenticated, as applicable, and delivered under this CVR Agreement is limited to 186,428,885 CVRs, except for Securities authenticated, as applicable, and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.5, Section 3.6 or Section 6.6. From and after the effective time of the Merger, the Company shall not be permitted to issue any CVRs that have the right to receive any portion of the Distributions, except for CVRs issued in accordance with the Merger Agreement to the holders of (i) shares of common stock of the Company or (ii) Company Warrants, in each case ((i) or (ii)), to the extent such shares or Company Warrants are outstanding as of immediately prior to the Merger. To the extent that, upon exercise of any Company Warrant, any CVRs need to be issued or any amounts distributed pursuant to Section 3.1(d), the Company shall give written notice to the Trustee of the number of CVRs to be so issued and shall request that amounts held in trust pursuant to Section 3.1(d) shall be distributed as therein provided with respect to such CVRs.

(b) The Securities shall be known and designated as the “Series A Contingent Value Rights” of the Company.

(c) Holders shall be entitled to receive, and the Company shall pay, semi- annual cash distributions in an amount equal to the Distribution due for each Distribution Period. Distributions will be cumulative from the date hereof and will be payable semi-annually in arrears on each Distribution Payment Date. Distributions shall be payable no later than close of business on the relevant Distribution Payment Date to Holders of record on the applicable Record Date. If a Distribution Payment Date is not a Business Day, payment shall be made on the immediately succeeding Business Day. Subject to Section 1.16, the Company’s obligations to pay the Distributions shall terminate in its entirety on the Termination Date. Notwithstanding the foregoing, in the event that the amount of the Distributions otherwise payable on any Distribution Payment Date shall be less than $0.02 per CVR, then the Company may elect to defer the payment of such amount to the next Distribution Payment Date when the aggregate Distributions will exceed $0.02 per CVR.

(d) Concurrently with the payment of Distributions as required in and pursuant to Section 3.1(c), the Company shall deposit with the Paying Agent, for the benefit of holders of any Company Warrants that remain outstanding and unexercised, an amount equal to the aggregate Distributions that would be due with respect to the CVRs issuable to the holders of such Company Warrants if such Company Warrants had been exercised and the corresponding CVRs had been issued in exchange therefor. The applicable portion of such amounts deposited for the benefit of holders of Company Warrants shall be (i) upon exercise of a Company Warrant and issuance of CVRs in exchange therefor, paid out to the Holder of the CVRs so issued as a result of such exercise on the first Distribution Payment Date that occurs after such exercise, and (ii) upon expiration or termination of a Company Warrant, paid out as additional Distributions to the existing Holders on the first Distribution Payment Date that occurs after such expiration or termination.

(e) The Holders of the CVRs, by acceptance thereof, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the Securities.

(f) Other than in the case of interest on amounts due and payable after the occurrence of an Event of Default, no interest shall accrue on any amounts payable in respect of the CVRs.

(g) The CVRs and any interest thereon may be sold, assigned, pledged encumbered or in any manner transferred or disposed of, in whole or in part, only in compliance with applicable United States federal and state securities Laws and, to the extent applicable, in accordance with Section 3.5.

(h) The Holder of any CVR is not, and shall not, by virtue thereof, be entitled to any rights of a holder of any Voting Securities or other equity security or other ownership interest of the Company, in any constituent company to the Merger or in any of their respective Affiliates, either at Law or in equity, and the rights of the Holders are limited to those rights expressed in this CVR Agreement.

(i) Except as provided in this CVR Agreement, none of the Company or any of its Affiliates shall have any right to set-off any amounts owed or claimed to be owed by any Holder to any of them against such Holder’s Securities or the Distributions or other amount payable to such Holder in respect of such Securities.

Section 3.2 Registrable Form. The Securities shall be issuable only in registered form. The CVRs shall be issued initially in the form of (a) one or more permanent Global Securities, deposited with the Trustee, as the custodian for The Depository Trust Company, its nominees and successors (the “Depositary”), or (b) one or more Direct Registration Securities. Each Global Security will represent such of the outstanding CVRs as will be specified therein and each shall provide that it represents the aggregate number of outstanding CVRs from time to time endorsed thereon and that the aggregate number of outstanding CVRs represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and/or issuances as provided and in accordance with the terms and conditions of the Merger Agreement.

Section 3.3 Execution, Authentication, Delivery and Dating.

(a) The Global Securities shall be executed on behalf of the Company by its chairman of the Board of Directors, its chief executive officer, any President or Vice President or any other individual duly authorized to act on behalf of the Company for such purpose or any general purpose, but need not be attested. The signature of any of these individuals on the Global Securities may be manual or facsimile.

(b) Global Securities bearing the manual or facsimile signatures of individuals who were, at the time of execution, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Global Securities or did not hold such offices at the date of such Global Securities.

(c) At any time and from time to time after the execution and delivery of this CVR Agreement, the Company may deliver a Company Order for the authentication, as applicable, and delivery of Securities, and the Trustee, in accordance with such Company Order, shall authenticate, as applicable, and deliver such Securities as provided in this CVR Agreement and not otherwise. In the case of Global Securities, such Company Order shall be accompanied by Global Securities executed by the Company and delivered to the Trustee for authentication in accordance with such Company Order.

(d) Each Global Security shall be dated the date of its authentication.

(e) No Global Security shall be entitled to any benefit under this CVR Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee, by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Global Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this CVR Agreement.

(f) Direct Registration Securities need not be authenticated, and shall be valid and obligatory for all purposes and shall entitle each Holder thereof to all benefits of this CVR Agreement.

Section 3.4 Temporary Securities.

(a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine with the concurrence of the Trustee (“Temporary Securities”). Temporary Securities may contain such reference to any provisions of this CVR Agreement as may be appropriate. Every Temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

(b) If Temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the Temporary Securities shall be exchangeable for definitive Securities upon surrender of the Temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 7.2, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of definitive Securities. Until so exchanged, the Temporary Securities shall in all respects be entitled to the same benefits under this CVR Agreement as definitive Securities.

Section 3.5 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(b)

(i) A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Direct Registration Securities if (1) the Company delivers to the Security Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (2) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Direct Registration Securities and delivers a written notice to such effect to the Security Registrar or (3) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary to issue Direct Registration Securities. Upon the occurrence of either of the preceding events in (1) or (2) above, Direct Registration Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 3.6 hereof. Every Global Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 3.5 or Section 3.6 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Global Security other than as provided in this Section 3.5(b)(i), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 3.5(b)(ii) or Section 3.5(b)(iii).

(ii) The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this CVR Agreement and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.5(b)(ii).

(iii) If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Direct Registration Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Direct Registration Security, then the Security Registrar will cause the aggregate number of CVRs represented by the applicable Global Security to be reduced accordingly pursuant to Section 3.5(b)(vi) hereof, and the Security Registrar will deliver to the Person designated in the instructions a Direct Registration Security in the appropriate number of CVRs. Any Direct Registration Security issued in exchange for a beneficial interest pursuant to this Section 3.5(b)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depositary and the Participant or Indirect Participant.

(iv) A Holder of a Direct Registration Security may exchange such Direct Registration Security for a beneficial interest in a Global Security or transfer such Direct Registration Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Security Registrar will cancel the applicable Direct Registration Security and increase or cause to be increased the aggregate number of CVRs represented by one of the Global Securities.

(v) Upon request by a Holder of Direct Registration Securities and such Holder’s compliance with the provisions of this Section 3.5(b)(v), the Security Registrar will register the transfer or exchange of Direct Registration Securities. Prior to such registration of transfer or exchange, the requesting Holder must present to the Security Registrar a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his, her or its attorney, duly authorized in writing. A Holder of Direct Registration Securities may transfer such Direct Registration Securities to a Person who takes delivery thereof in the form of Direct Registration Securities. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Direct Registration Securities pursuant to the instructions from the Holder thereof.

(vi) At such time as all beneficial interests in a particular Global Security have been exchanged for Direct Registration Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Security Registrar in accordance with Section 3.9 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Direct Registration Securities, the aggregate number of CVRs represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Depositary at the direction of the Security Registrar to reflect such increase.

(vii)

(A) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities upon receipt of a Company Order in accordance with Section 3.3 hereof or at the Security Registrar’s request.

(B) No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Direct Registration Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(C) All Global Securities and Direct Registration Securities issued upon any registration of transfer or exchange of Global Securities or Direct Registration Securities will be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this CVR Agreement, as the Global Securities or Direct Registration Securities surrendered upon such registration of transfer or exchange.

(D) The Trustee will authenticate Global Securities in accordance with the provisions of Section 3.3 hereof.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Global Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Global Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Global Security has been acquired by a bona fide purchaser, the Company shall execute and, upon delivery of a Company Order, the Trustee shall authenticate, as applicable, and deliver, in exchange for any such mutilated Global Security or in lieu of any such destroyed, lost or stolen Global Security, a new CVR, in the form of either a Global Security or a Direct Registration Security, of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Global Security has become or is to become finally due and payable within 15 days, the Company in its discretion may, instead of issuing a new CVR, pay to the Holder of such Security on the Distribution Payment Date all amounts due and payable with respect thereto.

(c) Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Global Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Global Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this CVR Agreement equally and proportionately with any and all other Securities duly issued hereunder.

(d) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Global Securities.

Section 3.7 Payments with Respect to CVRs. Payment of any amounts pursuant to the CVRs shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. The Company may, at its option, pay such amounts by wire transfer or check payable in such money.

Section 3.8 Persons Deemed Owners. Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9 Cancellation. All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Global Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Global Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this CVR Agreement. All cancelled Global Securities held by the Trustee shall be destroyed and a certificate of destruction shall be issued by the Trustee to the Company, unless otherwise directed by a Company Order.

Section 3.10 CUSIP Numbers. The Company in issuing the CVRs may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices to the Holders as a convenience to the Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the CVRs or as contained in any notices and that reliance may be placed only on the other identification numbers printed on the CVRs, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 3.11 Restricted Securities. The CVRs are restricted securities and shall be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities Laws. Any certificate or book-entry position evidencing the CVRs shall bear a legend in substantially the following form:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OTHER THAN PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE IV

THE TRUSTEE

Section 4.1 Certain Duties and Responsibilities.

(a) With respect to the Holders, the Trustee, prior to the occurrence of an Event of Default (as defined in Section 8.1) with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this CVR Agreement and no implied covenants shall be read into this CVR Agreement against the Trustee. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this CVR Agreement, and use the same degree of care and skill in their exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee which conform to the requirements of this CVR Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine solely whether or not they conform to the requirements of this CVR Agreement.

(c) No provision of this CVR Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that (i) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section 4.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this CVR Agreement.

(d) Whether or not therein expressly so provided, every provision of this CVR Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 4.1.

Section 4.2 Certain Rights of Trustee. Subject to the provisions of Section 4.1, including the duty of care that the Trustee is required to exercise upon the occurrence of an Event of Default:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the document;

(b) any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon;

(c) whenever in the administration of this CVR Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon or an Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this CVR Agreement at the request or direction of any of the Holders pursuant to this CVR Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the pertinent books and records of the Company, personally or by agent or attorney, as may be reasonably necessary for such inquiry or investigation and in a manner so as to not unreasonably interfere with the normal business operations of the Company or any of its Affiliates; provided, however, that the Company shall not be required to provide any books or records to the extent that the provision thereof (i) would, as reasonably determined based on the advice of outside counsel, jeopardize any attorney-client privilege or (ii) would contravene any Law or any contract or agreement to which the Company or any of its Affiliates is subject or bound;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this CVR Agreement; and

(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof has been received by such Responsible Officer at the offices of the Trustee and such notice references the CVRs and this CVR Agreement and the fact that such notice constitutes notification of default.

Section 4.3 Notice of Default. If a default occurs hereunder with respect to the Securities, the Trustee shall give the Holders notice of any such default actually known to it as and to the extent applicable and provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 4.3, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities.

Section 4.4 Not Responsible for Recitals or Issuance of Securities. The Trustee shall not be accountable for the Company’s use of the Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this CVR Agreement or of the Securities.

Section 4.5 May Hold Securities. The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Section 4.8 and Section 4.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 4.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by Law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed by the Trustee in writing with the Company.

Section 4.7 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this CVR Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, bad faith or willful misconduct; and

(c) to indemnify the Trustee and each of its agents, officers, directors and employees (each an “indemnitee”) for, and to hold it harmless against, any loss, liability or reasonable and out-of-pocket expense (including reasonable and out-of-pocket attorneys’ fees and expenses) incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable and out-of-pocket costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company’s payment obligations pursuant to this Section 4.7 shall survive the termination of this CVR Agreement. When the Trustee incurs reasonable and out-of-pocket expenses after the occurrence of an Event of Default specified in Section 8.1(c) or Section 8.1(d) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy Laws.

Section 4.8 Disqualification; Conflicting Interests.

(a) If applicable, to the extent that the Trustee or the Company determines that the Trustee has a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall immediately notify the Company of such conflict and, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this CVR Agreement. The Company shall take prompt steps to have a successor appointed in the manner provided in this CVR Agreement.

(b) If the Trustee fails to comply with Section 4.8(a), the Trustee shall, within ten days of the expiration of such 90-day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in the Trust Indenture Act and this CVR Agreement.

(c) If the Trustee fails to comply with Section 4.8(a) after written request therefore by the Company or any Holder, then any Holder of any Security who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 4.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which satisfies the applicable requirements of Sections 310(a)(1) and (5) of the Trust Indenture Act and has a combined capital and surplus of at least one hundred fifty million dollars ($150,000,000). If the Trustee publishes reports of condition at least annually, pursuant to Law or to the requirements of a supervising or examining authority, then for the purposes of this Section 4.9, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 4.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article IV.

Section 4.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article IV shall become effective until the acceptance of appointment by the successor Trustee under Section 4.11.

(b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by an act of the Majority Holders, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 4.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 4.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (A) the Company, by a Board Resolution or an action of the chief executive officer of the Company, may remove the Trustee, or (B) the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution or an action of the chief executive officer of the Company, shall promptly appoint a successor Trustee. If, within one year after any resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Majority Holders delivered to the Company and the retiring Trustee, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Majority Holders and accepted appointment within 60 days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee may, or, the Holder of any Security who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Company fails to send such notice within ten days after acceptance of appointment by a successor Trustee, it shall not be a default hereunder but the successor Trustee shall cause the notice to be mailed at the expense of the Company.

Section 4.11 Acceptance of Appointment of Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article IV.

Section 4.12 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise shall be the successor of the Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article IV, without the execution or filing of any paper or any further act on the part of any of the Parties. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, sale or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certificate shall have the full force which it is anywhere in the Securities or in this CVR Agreement provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 4.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, the Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE V

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE AND COMPANY

Section 5.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee: (a) promptly after the issuance of the Securities, and semi-annually thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a recent date, and (b) at such times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 5.2 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(b) The rights of the Holders to communicate with other Holders with respect to their rights under this CVR Agreement and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act, if applicable.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of Law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act (if applicable) regardless of the source from which such information was derived.

Section 5.3 Reports by Trustee.

(a) Within 60 days after December 31 of each year commencing with the December 31 following the date of this CVR Agreement, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this CVR Agreement as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto. The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act, if applicable. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and also with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 5.4 Reports by Company.

(a) So long as any Securities are issued and outstanding, the Company shall provide disclosure to the Trustee of the following information as of each Distribution Payment Date with respect to the corresponding Distribution Period: Gross Proceeds, Distribution Deductions, and the calculation of Distributions in accordance with the definition thereof. Delivery of the reports, information and documents described in this Section 5.4(a) shall not constitute constructive notice of any information contained therein or determinable there from, including the Company’s compliance with any of its covenants or other obligations hereunder as to which the Trustee is entitled to rely exclusively on Officer’s Certificates.

(b) So long as any Securities are issued and outstanding, the Company shall make available to the Trustee or a designated representative of the Requisite Holders copies of royalty reports and material correspondence or progress reports received by the Company Entities under the License Agreement, any Disposition Agreements and any New Applicable Agreement within the current and the prior two calendar years.

Section 5.5 Audit Rights. The Trustee shall have the right to request, and if so instructed by the Requisite Holders, shall request, an audit (which request shall not be made more than once per calendar year) of the applicable Distributions payable with respect to Distribution Periods in the prior calendar year and the current calendar year. The audit shall be conducted by an independent public accounting firm mutually selected by the Company and the Trustee. The Company may require such accounting firm to execute a reasonable confidentiality agreement with the Company prior to commencing the audit. The Company, on one hand, and the Trustee, on the other hand, may submit to such independent accounting firm its own positions regarding the determination of the applicable amounts of the Distributions (and the Trustee shall so submit the positions that the Requisite Holders shall have instructed the Trustee to submit), Gross Proceeds and Distribution Deductions, in each case for the applicable Distribution Periods subject to such audit. The fees of the auditor shall be borne by the Holders, unless the audit reveals the underpayment of Distributions by more than 10% in the aggregate over the audited Distribution Periods, in which case the Company shall bear the costs of the audit. Following such an audit, any overpayment of Distributions shall be withheld from future Distributions, while any underpayment shall be paid to the Holders at the next regularly occurring Distribution Payment Date.

ARTICLE VI

AMENDMENTS

Section 6.1 Amendments Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereto or to the Securities, for any of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(b) to evidence the succession of another Person to the Company (to the extent permitted herein and subject to compliance with the terms hereof), and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this CVR Agreement as herein set forth; provided that, in respect of any such additional covenant, restriction, condition or provision, such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Majority Holders to waive such an Event of Default;

(d) to cure any ambiguity, or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein; provided that such provisions shall not materially reduce the benefits of this CVR Agreement or the Securities to the Holders;

(e) to make any other provisions with respect to matters or questions arising under this CVR Agreement; provided that such provisions shall not adversely affect the interests of the Holders;

(f) to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

(g) to make any other change that does not adversely affect the interests of the Holders.

Promptly following any amendment of this CVR Agreement or the Securities in accordance with this Section 6.1, the Trustee shall notify the Holders of the Securities of such amendment; provided that any failure so to notify the Holders shall not affect the validity of such amendment.

Section 6.2 Amendments with Consent of Holders. With the consent of the Majority Holders, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by a Board Resolution or the chief executive officer of the Company) and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this CVR Agreement or to the Securities or of modifying in any manner the rights of the Holders under this CVR Agreement or to the Securities; provided, however, that no such amendment shall:

(a) without the consent of the Holders of at least 66% and 2/3 of the CVRs then Outstanding, modify in a manner adverse to the Holders (i) any provision contained herein with respect to the termination of this CVR Agreement or the Securities, (ii) the time for payment and amount of the Distribution, or otherwise extend the time for payment of the Securities or (iii) modify in any manner any provision contained herein if such modification would reduce the amounts payable in respect of the Securities or modify any other payment term or payment date; or

(b) without the consent of the Holder of each Outstanding Security affected thereby, (i) reduce the number of CVRs, the consent of whose Holders is required for any such amendment or (ii) modify any of the provisions of this Section 6.2, except to increase the percentage of Holders from whom consent or approval is required or to provide that certain other provisions of this CVR Agreement cannot be modified or waived without the consent of the Holder of each Security affected thereby.

It shall not be necessary for any act of Holders under this Section 6.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

Section 6.3 Execution of Amendments. In executing any amendment permitted by this Article VI, the Trustee (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this CVR Agreement. The Trustee shall execute any amendment authorized pursuant to this Article VI if the amendment does not adversely affect the Trustee’s own rights, duties or immunities under this CVR Agreement or otherwise. Otherwise, the Trustee may, but need not, execute such amendment.

Section 6.4 Effect of Amendments; Notice to Holders.

(a) Upon the execution of any amendment under this Article, this CVR Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this CVR Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated, as applicable, and delivered hereunder shall be bound thereby.

(b) Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of this Article VI, the Company shall mail a notice thereof by first class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

Section 6.5 Conformity with Trust Indenture Act. Every amendment executed pursuant to this Article VI shall conform to the applicable requirements of the Trust Indenture Act, if any.

Section 6.6 Reference in Securities to Amendments. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. Global Securities authenticated and delivered after the execution of any amendment pursuant to this Article VI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee, on the on hand, and the Board of Directors or the chief executive officer of the Company, on the other hand, to any such amendment may be prepared and executed by the Company, as applicable, and authenticated, as applicable, and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Amounts, if any, to Holders. The Company will duly and punctually pay the amounts due, if any, on the Securities in accordance with the terms of this CVR Agreement. Such amounts shall be considered paid on the Distribution Payment Date if on or prior to such date the Company (a) makes, or causes to be made, the payment required pursuant to Section 3.1(c) of this CVR Agreement and (b) deposits, or causes to be deposited, the payment required pursuant to Section 3.1(d). Notwithstanding any other provision of this CVR Agreement, the Company or any of its Affiliates, the Trustee or the Paying Agent, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this CVR Agreement to any Person, such amounts as are required to be deducted and withheld therefrom under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Company or any of its Affiliates, the Trustee or the Paying Agent, such withheld amounts shall be (i) paid over to the applicable Governmental Entity in accordance with applicable Law and (ii) treated for all purposes of this CVR Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Company or any of its Affiliates, the Trustee or the Paying Agent, as the case may be. The consent of the applicable Holder shall not be required for any such withholding.

Section 7.2 Maintenance of Office or Agency.

(a) As long as any of the Securities remains Outstanding, the Company will maintain in the Borough of Manhattan, New York City, NY, an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Company in respect of the Securities and this CVR Agreement may be served. The office or agency of the Trustee at 48 Wall Street, 22nd Floor, New York, New York 10005 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company or any of its Subsidiaries may act as Paying Agent, registrar or transfer agent; provided that such Person shall take appropriate actions to avoid the commingling of funds. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may from time to time designate one or more other offices or agencies (in or outside of New York City, NY) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, NY, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 7.3 Money for Security Payments to Be Held in Trust.

(a) If the Company or any of its Subsidiaries shall at any time act as the Paying Agent, it will, on or before the Distribution Payment Date segregate and hold in trust (i) for the benefit of the Holders, all sums held by such Paying Agent for payment on the Securities and (ii) for the benefit of the holders of Company Warrants, all sums held by such Paying Agent for potential future payment on Securities issued upon exercise of the Company Warrants pursuant to Section 3.1(d); in each case ((i) and (ii)) until such sums shall be paid to the applicable Holders as herein provided, and will promptly notify the Trustee in writing of any default by the Company in making payment on the Securities.

(b) Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before the Distribution Payment Date deposit with a Paying Agent a sum in same day funds sufficient to pay the amounts, if any, so becoming due pursuant to each of Section 3.1(c) and Section 3.1(d), as the case may be; such sums to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure so to act.

(c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.3, that such Paying Agent will (i) hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will notify the Trustee in writing of the sums so held, (ii) with respect to amounts deposited pursuant to Section 3.1(d), not pay or distribute any such amounts unless and until the same shall become payable in accordance with Section 3.1(d), and until such time hold all sums held by it for the payment of any amount payable pursuant to Section 3.1(d) in trust for the benefit of the Persons entitled thereto and will notify the Trustee in writing of the sums so held and (iii) give the Trustee written notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one year after the Distribution Payment Date shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

Section 7.4 Certain Purchases and Sales. Nothing contained herein shall prohibit the Company or any of its Subsidiaries or Affiliates from acquiring in open market transactions, private transactions or otherwise, any Securities.

Section 7.5 Books and Records. During the term of this CVR Agreement and for a period of three years after the Termination Date, the Company shall use commercially reasonable efforts to keep, and shall cause its Subsidiaries to use commercially reasonable efforts to keep, true, complete and accurate records in reasonably sufficient detail to enable the Holders to determine if the Company has complied with its obligations under this CVR Agreement (including the calculations of Distributions, Gross Proceeds and Distribution Deductions).

Section 7.6 Efforts. The Company and its Affiliates shall have the right, in their sole and absolute responsibility, authority and discretion to (a) manage, direct and control the research, development, commercialization and other exploitation of the Other Transferable Assets in all respects, including any determination to test, develop, pursue, market, abandon, make any regulatory filings or seek regulatory approval with respect to the Other Transferable Assets, and (b) conduct any Dispositions (including engagement of advisors) with respect to any Other Transferable Assets. The Company and its Board of Directors shall not owe fiduciary duties to the Holders in their capacity as such and shall not, subject to compliance with the terms of this Agreement and the Merger Agreement, have any liability to the Holders for any actions taken or not taken in connection with the matters set forth herein. No provision of this Agreement shall require the Company or its Board of Directors or any members thereof to expend or risk its, his or her own funds or otherwise incur any financial liability in the performance of any duties hereunder or in the exercise of any rights or powers. None of the Company or any of its Subsidiaries shall have any obligation or liability whatsoever to any Person relating to or in connection with any action, or failure to act, with respect to the sale of the Other Transferable Assets, except for the obligation to make Distributions to the Holders of CVRs pursuant to this Agreement.

Section 7.7 Enforcement. The Company shall, and shall cause the applicable Company Entities to, enforce the Company’s rights under the License Agreement and each Disposition Agreement and exercise such rights and remedies available with respect thereto, whether under such License Agreement and each Disposition Agreement or by operation of applicable Law.

Section 7.8 Reversion License. In the event of a termination of the License Agreement by the Company that is permitted hereunder, or a termination thereof by Sobi, the Company shall, and shall cause the applicable Company Entities to exercise its rights to obtain the “Reversion License” (as defined in the License Agreement) and enforce any of its rights under the terminated License Agreement that survive the termination or expiration thereof. In the event that, following entry into of a Reversion License, any of the Company Entities enters into any sale, license, transfer or other disposition agreement with a third party that provides for the development and commercialization of SEL-212 (a “New Applicable Agreement”), the Company shall, and shall cause the applicable Company Entities to, comply with the provisions of this CVR Agreement in connection with the License Agreement, as the case may be, and references herein to the License Agreement shall be deemed to be references to the substitute New Applicable Agreement thereto, and the Company’s rights and obligations under this CVR

Agreement in respect of the License Agreement (including with respect to Distributions of any payments made thereunder to the Holders of CVRs) shall apply in respect of its rights and obligations under the New Applicable Agreement, mutatis mutandis; provided that any references herein to milestones payable under specific sections of the License Agreement shall instead apply more generally to any milestones payable under the New Applicable Agreement (without reference to specific sections), and without any further actions required to amend this CVR Agreement.

Section 7.9 Certain Prohibited Actions. The Company shall not, without the prior written consent of the Majority Holders: (a) alter, change, amend or modify, in each case in any material respect or in any manner adverse to the Holders, the License Agreement, the Astellas Agreement or the Genovis Agreement; (b) terminate the License Agreement; or (c) except to the extent permitted under Section 9.1, sell, license, assign, transfer, enter into any monetization transaction, or otherwise dispose (including any disposition providing for milestone payments, royalty payments or similar payments received pursuant to licensing arrangements or strategic partnerships), whether directly or indirectly (including by a sale, merger or other transfer of securities of any Company Entity), of, or otherwise grant or suffer to exist a mortgage, pledge, lien, encumbrance or other security interest on all or a portion of, (i) the patents or patent applications licensed under the License Agreement or (ii) the License Agreement or any rights to receive any milestone payments, royalties or other amounts under the License Agreement.

Section 7.10 Confidentiality. The Trustee and the Holders hereby agree that any confidential or non-public information they receive from or on behalf of the Company or any Affiliate of the Company, which receipt arises out of the transactions contemplated by this CVR Agreement (the “Confidential Information”), shall: (a) not be used for any purpose other than for purposes permitted under this CVR Agreement; (b) not be used directly or indirectly in any way that is for competitive purposes; and (c) not be disclosed by, and be kept confidential by, such Trustee and the Holders and its directors, officers, members, managers, employees, affiliates and agents (collectively, “Representatives”); provided, however, that any such Confidential Information may be disclosed only to their Representatives who (i) need to know such Confidential Information and (ii) are bound in writing to a non-disclosure agreement no less restrictive than this Section 7.10. It is understood that such Representatives shall be informed by the Trustee or the applicable Holder of the confidential nature of such Confidential Information, and that the Trustee or such Holder, as applicable, shall be responsible for any disclosure or use made by its Representatives in breach of obligations under this CVR Agreement to the same extent as if such disclosure or use had been made directly by the Trustee or such Holder, as applicable. Each of the Trustee and the Holders will as soon as practicable notify the Company of any breach of this CVR Agreement of which they become aware, and will use commercially reasonable efforts to assist and cooperate with the Company in minimizing the consequences of such breach. “Confidential Information” shall not include any information that is (A) publicly available other than because of or related to any disclosure by the Trustee or the Holders or any of their respective Representatives or (B) is lawfully disclosed to the Trustee or the Holders by sources (other than the Company or its Affiliates) rightfully in possession of the Confidential Information on a non-confidential basis. If the Trustee, the Holders or their respective Representatives are legally required or requested to disclose any Confidential Information, they will in advance of such disclosure, unless otherwise prohibited by Law, promptly notify the Company in writing of such request or requirement so that the Company may seek to avoid or minimize the required disclosure and/or obtain an appropriate protective order or other appropriate relief to ensure that any Confidential Information so disclosed is maintained in confidence to the maximum extent possible by the person receiving the disclosure, or, in the Company’s discretion, to waive compliance with the provisions of this CVR Agreement. In any such case, the Trustee and the Holders agree to cooperate and use reasonable efforts to avoid or minimize the required disclosure and/or obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, the Trustee, the Holders or their respective Representatives are legally obligated to disclose any Confidential Information, they will disclose only so much thereof to the party compelling disclosure as they believe in good faith, on the basis of advice of counsel, is required by Law. The Trustee and the Holders shall, unless otherwise prohibited by Law, give the Company prior written notice of the specific Confidential Information that they believe they are required to disclose under such circumstances. All Confidential Information disclosed by or on behalf of the Company or any of its Affiliates shall be, and shall remain, the property of the Company or such Affiliate.

Section 7.11 Non-Use of Name. Neither the Trustee nor the Holders shall use the name, trademark, trade name, or logo of the Company, its Affiliates or their respective employees, agents or representatives in any publicity or news release relating to this CVR Agreement or its subject matter, without the prior express written permission of the Company.

Section 7.12 Notice of Default. The Company shall file with the Trustee written notice of the occurrence of any Event of Default or other default under this CVR Agreement within five Business Days of its becoming aware of such Event of Default or other default.

ARTICLE VIII

REMEDIES OF THE TRUSTEE AND HOLDERS

ON EVENT OF DEFAULT

Section 8.1 Event of Default Defined; Waiver of Default. “Event of Default” with respect to the Securities, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment by the Company pursuant to the terms of this CVR Agreement of all or any part of the Distribution after a period of ten Business Days after the Distribution shall become due and payable on the Distribution Payment Date; or

(b) material default in the performance, or breach in any material respect, of any covenant or warranty of the Company in respect of the Securities (other than a covenant or warranty in respect of the Securities, a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically dealt with), and continuance of such material default or breach in any material respect for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Requisite Holders, a written notice specifying such material default or breach in any material respect and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

If an Event of Default described above occurs and is continuing, then, and in each and every such case, either the Trustee by notice in writing to the Company or the Trustee upon the written request of the Requisite Holders by notice in writing to the Company (and to the Trustee if given by the Requisite Holders), shall bring suit to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, which amounts shall bear interest at the Default Interest Rate from the date such amounts were due and payable hereunder until payment is made to the Trustee.

The foregoing provisions of this Section 8.1, however, are subject to the condition that if, at any time after the Trustee shall have begun such suit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due (with interest upon such overdue amount at the Default Interest Rate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made, by the Trustee, and if any and all Events of Default under this CVR Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Majority Holders, by written notice to the Company and to the Trustee, may waive all defaults with respect to the Securities, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereof.

Section 8.2 Collection by the Trustee; the Trustee May Prove Payment Obligations. The Company covenants that in the case that default shall be made in the payment of all or any part of the Securities when the same shall have become due and payable, whether at the Distribution Payment Date or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all Securities (with interest from the date due and payable to the date of such payment upon the overdue amount at the Default Interest Rate); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this CVR Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at Law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by Law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In any judicial proceedings relative to the Company or other obligor upon the Securities, irrespective of whether any amount is then due and payable with respect to the Securities, the Trustee is authorized:

(a) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to their respective property;

(b) unless prohibited by and only to the extent required by applicable Law, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.6. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this CVR Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this CVR Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 8.3 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article VIII in respect of any Securities shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.7;

SECOND: To the payment of the whole amount then owing and unpaid upon all the Securities, with interest at the Default Interest Rate on all such amounts, and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 8.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights of the Holders under this CVR Agreement and the rights vested in the Trustee by this CVR Agreement, in either case by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this CVR Agreement or in aid of the exercise of any power granted in this CVR Agreement or to enforce any other legal or equitable right vested in the Trustee by this CVR Agreement or by Law.

Section 8.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this CVR Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 8.6 Limitations on Suits by Holders. Subject to the rights of the Holders under Section 8.7, no Holder of any Security shall have any right by virtue or by availing of any provision of this CVR Agreement to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Requisite Holders shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9. For the protection and enforcement of the provisions of this Section 8.6, each and every Holder and the Trustee shall be entitled to such relief as can be given either at Law or in equity.

Section 8.7 Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in this CVR Agreement and any provision of any Security, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a) Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this CVR Agreement or by Law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 8.9 Control by Holders.

(a) The Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to the Securities by this CVR Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this CVR Agreement; and provided, further, that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction.

(b) Nothing in this CVR Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by the Holders.

Section 8.10 Waiver of Past Defaults.

(a) In the case of a default or an Event of Default specified in clause (b), (c) or (d) of Section 8.1, the Majority Holders may waive any such default or Event of Default, and its consequences except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(b) Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this CVR Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.11 The Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register (as provided under Section 313I of the Trust Indenture Act, if applicable), notice by mail of all defaults which have occurred and are known to the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purposes of this Section 8.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the amounts payable in respect of any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 8.12 Right of Court to Require Filing of Undertaking to Pay Costs. All Parties agree, and each Holder of any Security by his, her or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this CVR Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, the filing by any party litigant in such suit of an undertaking to pay the reasonable out-of-pocket costs of such suit, and that such court may in its discretion assess reasonable out-of-pocket costs, including reasonable out-of-pocket attorneys’ fees incurred by any party, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by the Requisite Holders or to any suit instituted by any Holder for the enforcement of the payment of any Distribution on or after the due date expressed in such Security.

ARTICLE IX

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.1 Company May Consolidate, etc., on Certain Terms. The Company covenants that it will not merge or consolidate with or into any other Person or sell or convey all or substantially all of its assets to any Person, unless: (a) either (i) the Company shall be the continuing Person or (ii) the successor Person, or the Person that acquires by sale or conveyance substantially all the assets of the Company shall expressly assume, by an assignment and assumption agreement, executed and delivered to the Trustee, in substantially the form attached hereto as Annex B, the due and punctual payment of the Distributions and the due and punctual performance and observance of all covenants and conditions of this CVR Agreement to be performed or observed by the Company; and (b) immediately after such merger or consolidation, or such sale or conveyance, no default or Event of Default shall have occurred and be continuing.

Section 9.2 Successor Person Substituted.

(a) In case of an assumption pursuant to Section 9.1(a)(ii), such assuming Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein. Such assuming Person may cause to be signed, and may issue either in its own name (or, if it is the successor to the Company or substantially all assets of the Company, in the name of the Company prior to such succession) any or all of the Securities issuable hereunder, in the case of Global Securities, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this CVR Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered to the Trustee for authentication, and any Securities which such assuming Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this CVR Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this CVR Agreement as though all of such Securities had been issued at the date of the execution hereof.

(b) In case of any such assumption, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

(c) In the event of any such assumption, the assigning Person shall be discharged from all obligations and covenants under this CVR Agreement and the Securities and may be liquidated and dissolved.

Section 9.3 Opinion of Counsel to the Trustee. The Trustee, subject to the provisions of Section 4.1 and Section 4.2, shall receive an Officer’s Certificate and Opinion of Counsel, prepared in accordance with Section 1.2 and Section 1.3, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this CVR Agreement, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement complies with this Article IX and that there has been compliance with all conditions precedent herein provided for or relating to such transaction.

Section 9.4 Successors. All covenants, provisions and agreements in this CVR Agreement by or for the benefit of the Company, the Trustee or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives, whether so expressed or not. The Company may assign this CVR Agreement without the prior written consent of the other Parties to this CVR Agreement to one or more of its direct or indirect Subsidiaries; provided, however, that, subject to Section 9.2(a) and Section 9.2(b), in the event of any such assignment the Company shall remain subject to its obligations and covenants hereunder, including its obligation to make the Distribution.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this CVR Agreement to be duly executed, all as of the day and year first above written.

CARTESIAN THERAPEUTICS, INC.

By:	/s/ Carsten Brunn
Name: Carsten Brunn
Title: President and CEO

EQUINITI TRUST COMPANY, LLC, as the Trustee

By:	/s/ Michael Legregin
	Name:	Michael Legregin
	Title:	Senior Vice President, Corporate Actions Relationship Management & Operations

[Signature Page to CVR Agreement]

ANNEX A

FORM OF GLOBAL SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE CONTINGENT VALUE RIGHTS AGREEMENT (THE “CVR AGREEMENT”) HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DIRECT REGISTRATION FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE OFFER AND SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITY UNDER APPLICABLE SECURITIES LAWS, OTHER THAN PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

CARTESIAN THERAPEUTICS, INC.

No. 816212112	Certificate for	Contingent Value Rights
CUSIP	[________]

This certifies that __________, or registered assigns (the “Holder”), is the registered holder of the number of Contingent Value Rights (“CVRs” or “Securities”) set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the CVR Agreement referred to on the reverse hereof, to payments from Cartesian Therapeutics, Inc., a Delaware corporation (the “Company”), in the amounts and in the forms determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the CVR Agreement referred to on the reverse hereof. Such payments shall be made by the Company on the Distribution Payment Date, as defined in the CVR Agreement referred to on the reverse hereof, in accordance with the terms of the CVR Agreement.

Payment of any amounts pursuant to this CVR certificate shall be made only to the registered Holder (as defined in the CVR Agreement) of this CVR certificate. Such payment shall be made in the Borough of Manhattan, New York City, NY, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by wire transfer or check payable in such money. Equiniti Trust Company, LLC has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, New York City, NY.

Reference is hereby made to the further provisions of this CVR certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR certificate shall not be entitled to any benefit under the CVR Agreement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•]

By:
Name:
Title:

[Form of Reverse of CVR certificate]

1. This CVR certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of December 6, 2023 (the “CVR Agreement”), between the Company and Equiniti Trust Company, LLC, a New York limited liability trust company, as trustee (the “Trustee,” which term includes any successor Trustee under the CVR Agreement), and is subject to the terms and provisions contained in the CVR Agreement, to all of which terms and provisions the Holder of this CVR certificate consents by acceptance hereof. The CVR Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the CVR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs. All capitalized terms used in this CVR certificate without definition shall have the respective meanings ascribed to them in the CVR Agreement. Copies of the CVR Agreement can be obtained by contacting the Trustee.

2. On each Distribution Payment Date, the Company shall make the payments required by Section 3.1(c) of the CVR Agreement to the Trustee, for further distribution by the Trustee to the Holders in accordance with Section 3.1(c) of the CVR Agreement.

3. In the event of any conflict between this CVR certificate and the CVR Agreement, the CVR Agreement shall govern and prevail.

4. The Distributions, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that such amounts may be paid check or wire transfer payable in such money. Trustee has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, New York City, NY.

5. If an Event of Default occurs and is continuing, either the Trustee may or the Requisite Holders, by notice to the Company and to the Trustee shall bring suit in accordance with the terms and conditions of the CVR Agreement to protect the rights of the Holders, including to obtain payment of all amounts then due and payable, with interest at the Default Interest Rate from the date of the Event of Default through the date payment is made or duly provided for.

6. No reference herein to the CVR Agreement and no provision of this CVR certificate or of the CVR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the CVR Agreement at the times, place and amount, and in the manner, herein prescribed.

8. As provided in the CVR Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR certificate is registrable on the Security Register, upon surrender of this CVR certificate for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, New York City, NY, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new CVR certificates or Direct Registration Securities, for the same amount of CVRs, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of Trustee at 48 Wall Street, 22nd Floor, New York, New York 10005 as the office for registration of transfer of this CVR certificate.

9. As provided in the CVR Agreement and subject to certain limitations therein set forth, this CVR certificate is exchangeable for one or more CVR certificates or Direct Registration Securities representing the same number of CVRs as represented by this CVR certificate as requested by the Holder surrendering the same.

10. No service charge will be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

11. Prior to the time of due presentment of this CVR certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

12. Neither the Company nor the Trustee has any duty or obligation to the holder of this CVR certificate, except as expressly set forth herein or in the CVR Agreement.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities referred to in the within-mentioned CVR Agreement.

Equiniti Trust Company, LLC, as the Trustee

Dated: [•]

By:
Authorized Signatory

ANNEX B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of [_____], [_____] (this “Agreement”), between Cartesian Therapeutics, Inc., a Delaware corporation (“Assignor”), and [_____], a [___] (“Assignee”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the CVR Agreement referred to below.

RECITALS:

WHEREAS, Assignor and Equiniti Trust Company, LLC, as trustee (the “Trustee”) are parties to a Contingent Value Rights Agreement dated as of December 6, 2023 (the “CVR Agreement”); and

WHEREAS, Assignor and Assignee desire to execute and deliver this CVR Agreement evidencing the assignment to Assignee of due and punctual payment of the Distribution and the performance and observance of every covenant of the CVR Agreement of Assignor to be performed and observed and the assumption thereof by Assignee.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.

Assignment. Effective as of [______] (the “Assignment Date”), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, the due and punctual payment of the Distributions and the performance and observance of all terms, covenants and conditions of the CVR Agreement on the part of Assignor to be performed or observed.

2.

Assumption. Effective as of the Assignment Date, Assignee hereby assumes the due and punctual payment of the Distributions and the performance and observance of all terms, covenants and conditions of the CVR Agreement on the part of Assignor to be performed or observed.

3.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors and assigns.

4.

Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of New York, without giving effect to the conflict-of-laws principles thereof that might otherwise lead to the application of the laws of any other jurisdiction.

5.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this CVR Agreement to be duly executed, all as of the day and year first above written.

CARTESIAN THERAPEUTICS, INC.

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

B-2